First Watch Restaurant Group, Inc. Reports Strong 2023 Financial Results and Provides 2024 Outlook
•Total revenues of $891.6 million, up 22.1% and System-wide sales of $1.1 billion, up 20.6%
•Same-restaurant sales growth of 7.6%* with positive same-restaurant traffic growth
•Income from operations margin of 4.7% and Restaurant level operating profit margin of 20.0%
•Net income of $25.4 million and Adjusted EBITDA of $99.5 million
•51 system-wide restaurants opened across 19 states

BRADENTON, Fla. — March 5, 2024 — First Watch Restaurant Group, Inc. (NASDAQ: FWRG) (“First Watch” or the “Company”), the leading Daytime Dining concept serving breakfast, brunch and lunch, today reported financial results for the fourteen weeks ended December 31, 2023 (“Q4 2023”) and the 53-week fiscal year ended December 31, 2023 (“2023”) compared to the thirteen weeks ended December 25, 2022 (“Q4 2022”) and the 52-week fiscal year ended December 25, 2022 (“2022”) and provided an outlook for the 52-week fiscal year ending December 29, 2024 (“2024”).

“First Watch achieved a number of significant milestones in 2023 including essentially doubling system-wide sales to more than $1 billion since 2019 and posting nearly $100 million in Adjusted EBITDA. We also eclipsed the meaningful milestone of opening our 500th restaurant, all while delivering high single digit same-restaurant sales growth and positive same-restaurant traffic growth,” said Chris Tomasso, First Watch CEO and President. “Given the untapped market potential in the Daytime Dining segment, combined with our operational focus and proven portability, we are optimistic about the growth ahead.”

Highlights for Q4 2023 (14-week quarter) compared to Q4 2022 (13-week quarter)

•Total revenues increased 31.7% to $244.6 million in Q4 2023 from $185.7 million in Q4 2022
•System-wide sales increased 26.6% to $296.5 million in Q4 2023 from $234.2 million in Q4 2022
•Same-restaurant sales growth of 5.0%* (up 35.2% relative to Q4 2019**)
•Same-restaurant traffic growth of (1.3)%* (up 6.2% relative to Q4 2019**)
•Income from operations increased to $6.9 million in Q4 2023 from $1.5 million in Q4 2022
•Income from operations margin increased to 2.8% in Q4 2023 from 0.8% in Q4 2022
•Restaurant level operating profit*** increased to $46.8 million in Q4 2023 from $30.5 million in Q4 2022
•Restaurant level operating profit margin*** increased to 19.4% in Q4 2023 from 16.7% in Q4 2022
•Net income of $2.6 million in Q4 2023 compared to Net loss of $(0.5) million in Q4 2022
•Adjusted EBITDA*** increased to $24.6 million in Q4 2023 from $15.1 million in Q4 2022
•Opened 19 system-wide restaurants (17 company-owned and 2 franchise-owned) across 15 states
•Acquired 6 operating franchise restaurants

Highlights for 2023 (53-week fiscal year) compared to 2022 (52-week fiscal year):

•Total revenues increased 22.1% to $891.6 million from $730.2 million in 2022
•System-wide sales increased 20.6% to $1.1 billion from $914.8 million in 2022
•Same-restaurant sales growth of 7.6%* (38.9% relative to 2019**)
•Same-restaurant traffic growth of 0.2%* (7.5% relative to 2019**)
•Income from operations increased to $41.3 million from $16.9 million in 2022
•Income from operations margin increased to 4.7% from 2.4% in 2022
•Restaurant level operating profit*** increased to $175.7 million from $128.9 million in 2022
•Restaurant level operating profit margin*** increased to 20.0% from 17.9% in 2022
•Net income of $25.4 million compared to $6.9 million in 2022
•Adjusted EBITDA*** increased to $99.5 million from $69.3 million in 2022
•Opened 51 system-wide restaurants (37 company-owned and 14 franchise-owned) across 19 states resulting in a total of 524 system-wide restaurants (425 company-owned and 99 franchise-owned) across 29 states
•Acquired 23 operating franchise restaurants

________________________
*Comparison to the fourteen weeks ended January 1, 2023, and 53 weeks ended January 1, 2023, is provided for enhanced comparability.
**Comparison to the fourteen weeks ended January 5, 2020, and 53 weeks ended January 5, 2020, is provided for enhanced comparability.
*** See Non-GAAP Financial Measures Reconciliations section below.

Outlook Fiscal Year 2024

The Company provides the following outlook for the 52-week fiscal year ended December 29, 2024:

•Same-restaurant sales growth of 1.0% to 3.0% with flat-to-negative same-restaurant traffic growth
•Total revenue growth in the range of 18.0% to 20.0%(1)
•Adjusted EBITDA* in the range of $106.0 million to $112.0 million(1)
•Blended tax rate in the range of 27.0% to 29.0%
•Total of 51 to 57 new system-wide restaurants, net of 1 company-owned restaurant closure (43 to 47 new company-owned restaurants and 9 to 11 new franchise-owned restaurants)
•Capital expenditures in the range of $125.0 million to $135.0 million invested primarily in new restaurant projects and planned remodels(2)

The Company reiterates its long-term annual financial targets as follows:

•Percentage unit growth in the low double digits
•Same-restaurant sales growth of ~3.5%
•Restaurant sales growth in the mid-teens
•Adjusted EBITDA percentage growth in the mid-teens

The Company also believes that the brand has the potential for more than 2,200 restaurants in the United States.

______________________
(1) Includes approximately 7.0% in total revenue growth and approximately $12.0 million in Adjusted EBITDA associated with completed and announced acquisitions
(2) Does not include the capital outlays associated with the acquisition of franchise-owned restaurants

*We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Q4 2023 Financial Results
Total revenues increased 31.7% to $244.6 million in Q4 2023 from $185.7 million in Q4 2022 primarily due to (i) $10.8 million from same-restaurant sales growth of 5.0% mainly driven by menu price increases and positive mix, (ii) $28.1 million from restaurants not in the Comparable Restaurant Base, which included $13.5 million from our 37 NROs and $9.5 million from the 23 restaurants we had acquired from our franchisees, and (iii) $19.2 million from the 53rd week in Q4 2023. The increase was partially offset by the decline in same-restaurant traffic growth primarily due to an expected decline in off-premises traffic.

Income from operations increased to $6.9 million in Q4 2023 from $1.5 million in Q4 2022 primarily due to (i) the increase in total revenues and (ii) lower costs of to-go supplies.

The increase was partially offset by (i) higher food and beverage costs, restaurant-level wages and staffing levels, other operating expenses and occupancy expenses primarily driven by restaurant unit growth, (ii) the increase in pre-opening expenses as a result of the increase in the number of new restaurant openings and restaurants expected to open, (iii) higher general and administrative expenses mainly due to the increase in staffing levels and performance-based compensation, as well as $0.8 million of estimated probable losses recorded in connection with the Delaware Secretary of State’s Abandoned or Unclaimed Property Voluntary Disclosure Agreement Program and (iv) incremental depreciation and amortization driven by restaurant unit growth.

Income from operations margin of 2.8% in Q4 2023 compared to 0.8% in Q4 2022 was primarily due to (i) leveraging restaurant sales, (ii) lower costs of to-go supplies and (iii) lower labor costs attributable to improved labor scheduling and lower insurance costs. This increase was partially offset by (i) commodity inflation primarily related to the cost of potatoes and eggs, (ii) additional management headcount at restaurant-level in preparation for planned new restaurant openings and (iii) higher general and administrative expenses mainly due to the increase in staffing levels and performance-based compensation, the impact of the 53rd week, as well as $0.8 million of estimated probable losses recorded in connection with the Delaware Secretary of State’s Abandoned or Unclaimed Property Voluntary Disclosure Agreement Program.

Restaurant level operating profit increased to $46.8 million in Q4 2023 from $30.5 million in Q4 2022 primarily due to same-restaurant sales growth of 5.0% driven by menu price increases. The increase was partially offset by (i) the increase in food and beverage costs, restaurant-level wages and staffing, other operating expenses and occupancy expenses mainly driven by restaurant growth and (ii) the increase in pre-opening expenses driven by the increase in the number of new restaurant openings as well as restaurants that are expected to open in 2024.
Restaurant level operating profit margin increased to 19.4% in Q4 2023 from 16.7% in Q4 2022 primarily due to (i) leveraging restaurant sales, (ii) lower costs of to-go supplies and (iii) improved labor costs mainly attributable to improved labor scheduling and lower insurance costs. The increase was partially offset by commodity inflation primarily related to the cost of potatoes and eggs.
Net income of $2.6 million in Q4 2023 compared to Net loss of $(0.5) million in Q4 2022 was primarily due to the increase in income from operations. The increase was partially offset by higher income tax expense, which was mainly driven by the Company’s increased profitability, and interest expense.

Adjusted EBITDA in Q4 2023 increased to $24.6 million from $15.1 million in Q4 2022 primarily due to the increase in restaurant level operating profit, which was partially offset by higher general and administrative expenses. The increase in general and administrative expenses was mainly driven by the increase in performance-based compensation and employee headcount to support growth.

For additional financial information related to the fiscal year ended December 31, 2023, refer to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2024, which can be accessed at https://investors.firstwatch.com in the Financials & Filings section.

Conference Call and Webcast
Chris Tomasso, Chief Executive Officer and President, and Mel Hope, Chief Financial Officer, will host a conference call and webcast today to discuss these financial results for Q4 2023 at 8:00 AM ET.

Interested parties may listen to the conference call via any one of three options:

–Dial 412-317-5208, which will be answered by an operator
–Pre-register by entering your information at this Call me™ link and entering the following Call me™ passcode to receive a direct call for instant access to the event: 9300922
–Join the webcast at https://investors.firstwatch.com/news-and-events/events

The webcast will be archived shortly after the call has concluded.

Definitions
The following definitions apply to these terms as used in this release:
System-wide restaurants: the total number of restaurants, including all company-owned and franchise- owned restaurants.

System-wide sales: consists of restaurant sales from our company-owned restaurants and franchise-owned restaurants. We do not recognize the restaurant sales from our franchise-owned restaurants as revenue.

Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). At December 31, 2023, there were 327 restaurants in the one-year Comparable Restaurant Base and 205 restaurants in the four-year Comparable Restaurant Base.

Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. At December 31, 2023, there were 327 restaurants in the one-year Comparable Restaurant Base and 205 restaurants in the four-year Comparable Restaurant Base.

Adjusted EBITDA: a non-GAAP measure, is defined as net income (loss) before depreciation and amortization, interest expense, income taxes and items that the Company does not consider in the evaluation of its ongoing core operating performance.

Adjusted EBITDA margin: a non-GAAP measure, is defined as Adjusted EBITDA as a percentage of total revenues.

Restaurant level operating profit: a non-GAAP measure, is defined as restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses, pre-opening expenses and occupancy expenses. In addition, Restaurant level operating profit excludes corporate-level expenses and items that are not considered in the Company’s evaluation of its ongoing core operating performance.

Restaurant level operating profit margin: a non-GAAP measure, is defined as Restaurant level operating profit as a percentage of restaurant sales.

About First Watch
First Watch is an award-winning Daytime Dining concept serving made-to-order breakfast, brunch and lunch using fresh ingredients across its network of neighborhood restaurants. A recipient of hundreds of local “Best Breakfast” and “Best Brunch” accolades, First Watch's chef-driven menu includes elevated executions of classic favorites along with specialties such as the Quinoa Power Bowl®, Farm Stand Breakfast Tacos, Avocado Toast, Chickichanga, Morning Meditation, Spiked Lavender Lemonade and its signature Million Dollar Bacon. In 2023, First Watch was recognized as the top restaurant brand in Yelp’s inaugural list of the top 50 most-loved brands in the U.S. In 2023 and 2022, First Watch was named a Top 100 Most Loved Workplace® in Newsweek by the Best Practice Institute. In 2022, First Watch was awarded a sought-after MenuMasters honor by Nation's Restaurant News for its seasonal Braised Short Rib Omelet and recognized with ADP's coveted Culture at Work Award. There are more than 520 First Watch restaurants in 29 states, and the restaurant concept is majority owned by Advent International L.P., one of the world’s largest private-equity firms. For more information, visit www.firstwatch.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to any historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed herein, in our Annual Report on Form 10-K, including “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: uncertainty regarding the Russia-Ukraine war, Israel-Hamas war and the related impact on macroeconomic conditions, including inflation, as a result of such conflicts or other related events; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients and shortages or disruptions in the supply or delivery of such ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify, hire, train and retain qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our majority stockholder may differ from those of public stockholders. For additional discussion of factors that could impact our operational and financial results, please refer to our filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Investor Relations Contact

Steven L. Marotta
941-500-1918
investors@firstwatch.com

Media Relations Contact

Jenni Glester
407-864-5823
jglester@firstwatch.com

Non-GAAP Financial Measures (Unaudited)

To supplement the consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we use non-GAAP measures, which present operating results on an adjusted basis. These supplemental measures of performance that are not required by or presented in accordance with GAAP include the following: (i) Adjusted EBITDA, (ii) Adjusted EBITDA margin, (iii) Restaurant level operating profit and (iv) Restaurant level operating profit margin (collectively, the “non-GAAP financial measures”). Our presentation of these non-GAAP financial measures includes isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to our ongoing core operating performance. Management believes that the use of these non-GAAP financial measures provides additional transparency of our operations, facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance, identifies operational trends and allows for greater transparency with respect to key metrics used by us in our financial and operational decision making. Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have important limitations as analytical tools and may not provide a complete understanding of our performance. These non-GAAP financial measures should not be considered as an alternative or substitute to net income (loss), income (loss) from operations, or any other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. These non-GAAP financial measures should be reviewed in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

Management uses Adjusted EBITDA and Adjusted EBITDA margin (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the Company’s operating results and the effectiveness of our business strategies, (iii) internally as benchmarks to compare the Company’s performance to that of its competitors and (iv) to provide investors with additional transparency of the Company’s operations. The use of Adjusted EBITDA and Adjusted EBITDA margin as performance measures permit a comparative assessment of the Company’s operating performance relative to the Company’s performance based on the Company’s GAAP results, while isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to the Company’s ongoing core operating performance.

The following tables reconcile Net income (loss) and Net income (loss) margin, the most directly comparable GAAP measures, to Adjusted EBITDA and Adjusted EBITDA margin for the periods indicated:

	FOURTH QUARTER
(in thousands)	2023	2022	2021
Net income (loss)	$2,648	$(486)	$(4,653)
Depreciation and amortization	12,231	8,928	8,414
Interest expense	2,271	1,738	1,443
Income taxes	2,857	742	(167)
EBITDA	20,007	10,922	5,037
Stock-based compensation (1)	2,218	2,553	7,850
Transaction expenses (income), net (2)	604	537	(1,908)
Strategic transition costs (3)	211	367	647
Impairments and loss on disposal of assets (4)	741	348	120
Delaware Voluntary Disclosure Agreement Program (5)	794	149	—
Recruiting and relocation costs (6)	50	111	18
Severance costs (7)	—	—	—
Costs in connection with natural disasters, net of insurance recoveries (8)	—	115	—
Loss on extinguishment of debt	—	—	2,403
COVID-19 related charges (9)	—	—	—
Adjusted EBITDA	$24,625	$15,102	$14,167

Total revenues	$244,633	$185,745	$162,620
Net income (loss) margin	1.1%	(0.3)%	(2.9)%
Adjusted EBITDA margin	10.1%	8.1%	8.7%

Additional information
Deferred rent expense (income) (10)	$515	$507	$(48)

	FISCAL YEAR
(in thousands)	2023	2022	2021
Net income (loss)	$25,385	$6,907	$(2,107)
Depreciation and amortization	41,223	34,230	32,379
Interest expense	8,063	5,232	20,099
Income taxes	10,690	5,684	2,477
EBITDA	85,361	52,053	52,848
Stock-based compensation (1)	7,604	10,374	8,596
Transaction expenses (income), net (2)	3,147	2,513	(1,156)
Strategic transition costs (3)	892	2,318	2,402
Impairments and loss on disposal of assets (4)	1,359	920	381
Delaware Voluntary Disclosure Agreement Program (5)	1,250	149	—
Recruiting and relocation costs (6)	465	681	351
Severance costs (7)	26	155	265
Insurance proceeds in connection with natural disasters, net (8)	(621)	115	—
Loss on extinguishment of debt	—	—	2,403
COVID-19 related charges (9)	—	—	211
Adjusted EBITDA	$99,483	$69,278	$66,301

Total revenues	$891,551	$730,162	$601,193
Net income (loss) margin	2.8%	0.9%	(0.4)%
Adjusted EBITDA margin	11.2%	9.5%	11.0%

Additional information
Deferred rent expense (income) (10)	$2,090	$2,418	$(2,011)
___________________________
(1) Represents non-cash, stock-based compensation expense which is recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(2) Represents (i) costs incurred in connection with the acquisition of franchise-owned restaurants, (ii) costs related to certain equity offerings, (iii) costs related to restaurant closures, (iv) gains or losses associated with lease or contract terminations and (v) revaluations of contingent consideration payable to previous stockholders for tax savings generated through the use of federal and state loss carryforwards and general business credits that had been accumulated from operations prior to August 2017.
(3) Represents costs related to process improvements and strategic initiatives. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(4) Represents impairment charges and costs related to the disposal of assets due to retirements, replacements, restaurant closures and natural disasters.
(5) Represents estimated probable loss and professional service costs incurred in connection with the Delaware Voluntary Disclosure Agreement Program related to unclaimed or abandoned property. These costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(6) Represents costs incurred for hiring qualified individuals as we assessed the redesign of our systems and processes. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(7) Severance costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(8) Represents insurance recoveries, net of costs incurred, in connection with Hurricane Ian, which were recorded in Other income, net on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(9) Represents costs incurred in connection with the economic impact of the COVID-19 pandemic.
(10) Represents the non-cash portion of straight-line rent expense recorded within both Occupancy expenses and General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).

Restaurant level operating profit and Restaurant level operating profit margin

Restaurant level operating profit and Restaurant level operating profit margin are not indicative of our overall results, and because they exclude corporate-level expenses, do not accrue directly to the benefit of our stockholders. We will continue to incur such expenses in the future. Restaurant level operating profit and Restaurant level operating profit margin are important measures we use to evaluate the performance and profitability of each operating restaurant, individually and in the aggregate and to make decisions regarding future spending and other operational decisions. We believe that Restaurant level operating profit and Restaurant level operating profit margin provide useful information about our operating results, identify operational trends and allow for transparency with respect to key metrics used by us in our financial and operational decision-making.

The following tables reconcile Income from operations and Income from operations margin, the most directly comparable GAAP financial measures, to Restaurant level operating profit and Restaurant level operating profit margin for the periods indicated:

	FOURTH QUARTER
(in thousands)	2023	2022	2021
Income (Loss) from operations	$6,855	$1,479	$(1,067)
Less: Franchise revenues	(3,591)	(2,893)	(2,413)
Add:
General and administrative expenses	29,953	21,765	26,028
Depreciation and amortization	12,231	8,928	8,414
Transaction expenses (income), net (1)	604	537	(1,908)
Impairments and loss on disposal of assets (2)	741	348	120
Costs in connection with natural disasters (3)	—	382	—
COVID-19 related charges (4)	—	—	—
Restaurant level operating profit	$46,793	$30,546	$29,174

Restaurant sales	$241,042	$182,852	$160,207
Income (Loss) from operations margin	2.8%	0.8%	(0.7)%
Restaurant level operating profit margin	19.4%	16.7%	18.2%

Additional information
Deferred rent expense (5)	$466	$457	$(97)

	FISCAL YEAR
(in thousands)	2023	2022	2021
Income from operations	$41,267	$16,913	$22,243
Less: Franchise revenues	(14,459)	(10,981)	(8,850)
Add:
General and administrative expenses	103,121	84,959	70,388
Depreciation and amortization	41,223	34,230	32,379
Transaction expenses (income), net (1)	3,147	2,513	(1,156)
Impairments and loss on disposal of assets (2)	1,359	920	381
Costs in connection with natural disasters (3)	—	382	—
COVID-19 related charges (4)	—	—	19
Restaurant level operating profit	$175,658	$128,936	$115,404

Restaurant sales	$877,092	$719,181	$592,343
Income from operations margin	4.7%	2.4%	3.8%
Restaurant level operating profit margin	20.0%	17.9%	19.5%

Additional information
Deferred rent expense (income) (5)	$1,891	$2,219	$(2,075)
____________________________
(1) Represents (i) costs incurred in connection with the acquisition of franchise-owned restaurants, (ii) costs related to certain equity offerings, (iii) costs related to restaurant closures, (iv) gains or losses associated with lease or contract terminations and (v) revaluations of contingent consideration payable to previous stockholders for tax savings generated through the use of federal and state loss carryforwards and general business credits that had been accumulated from operations prior to August 2017.
(2) Represents impairment charges and costs related to the disposal of assets due to retirements, replacements, certain restaurant closures and natural disasters.
(3) Represents costs incurred in connection with Hurricane Ian. The costs include inventory obsolescence and spoilage as well as compensation for employees, which were recorded in Food and beverage costs and Labor and other expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(4) Represents costs incurred in connection with the economic impact of the COVID-19 pandemic.
(5) Represents the non-cash portion of straight-line rent expense recorded within Occupancy expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).

FIRST WATCH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	Fourth Quarter
	2023	2022	2021
Revenues:
Restaurant sales	$241,042	$182,852	$160,207
Franchise revenues	3,591	2,893	2,413
Total revenues	244,633	185,745	162,620
Operating costs and expenses:
Restaurant operating expenses (exclusive of depreciation and amortization shown below):
Food and beverage costs	54,346	43,361	37,818
Labor and other related expenses	81,698	63,166	52,581
Other restaurant operating expenses	36,905	28,715	25,500
Occupancy expenses	18,450	15,601	14,397
Pre-opening expenses	2,850	1,845	737
General and administrative expenses	29,953	21,765	26,028
Depreciation and amortization	12,231	8,928	8,414
Impairments and loss on disposal of assets	741	348	120
Transaction expenses (income), net	604	537	(1,908)
Total operating costs and expenses	237,778	184,266	163,687
Income (Loss) from operations	6,855	1,479	(1,067)
Interest expense	(2,271)	(1,738)	(1,443)
Other income (expense), net	921	515	(2,310)
Income (Loss) before income taxes	5,505	256	(4,820)
Income tax (expense) benefit	(2,857)	(742)	167
Net income (loss)	$2,648	$(486)	$(4,653)

Net income (loss)	$2,648	$(486)	$(4,653)
Other comprehensive loss:
Unrealized loss on derivatives	(1,986)	—	—
Income tax related to other comprehensive loss	494	—	—
Other comprehensive loss	$(1,492)	$—	$—
Net income (loss) and total comprehensive income (loss)	$1,156	$(486)	$(4,653)

Net income (loss) per common share - basic	$0.04	$(0.01)	$(0.08)
Net income (loss) per common share - diluted	$0.04	$(0.01)	$(0.08)
Weighted average number of common shares outstanding - basic	59,827,847	59,193,779	57,814,630
Weighted average number of common shares outstanding - diluted	61,688,871	59,193,779	57,814,630

FIRST WATCH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	FISCAL YEAR
	2023	2022	2021
Revenues:
Restaurant sales	$877,092	$719,181	$592,343
Franchise revenues	14,459	10,981	8,850
Total revenues	891,551	730,162	601,193
Operating costs and expenses:
Restaurant operating expenses (exclusive of depreciation and amortization shown below):
Food and beverage costs	197,374	172,561	134,201
Labor and other related expenses	294,010	238,257	189,167
Other restaurant operating expenses	134,477	114,476	94,847
Occupancy expenses	68,400	59,919	55,433
Pre-opening expenses	7,173	5,414	3,310
General and administrative expenses	103,121	84,959	70,388
Depreciation and amortization	41,223	34,230	32,379
Impairments and loss on disposal of assets	1,359	920	381
Transaction expenses (income), net	3,147	2,513	(1,156)
Total operating costs and expenses	850,284	713,249	578,950
Income (Loss) from operations	41,267	16,913	22,243
Interest expense	(8,063)	(5,232)	(20,099)
Other income (expense), net	2,871	910	(1,774)
Income before income taxes	36,075	12,591	370
Income tax expense	(10,690)	(5,684)	(2,477)
Net income (loss)	$25,385	$6,907	$(2,107)

Net income (loss)	$25,385	$6,907	$(2,107)
Other comprehensive loss:
Unrealized loss on derivatives	(889)	—	—
Income tax related to other comprehensive loss	222	—	—
Other comprehensive loss	(667)	—	—
Net income (loss) and total comprehensive income (loss)	$24,718	$6,907	$(2,107)

Net income (loss) per common share - basic	$0.43	$0.12	$(0.04)
Net income (loss) per common share - diluted	$0.41	$0.11	$(0.04)
Weighted average number of common shares outstanding - basic	59,531,404	59,097,512	48,213,995
Weighted average number of common shares outstanding - diluted	61,191,613	60,140,045	48,213,995

Same-Restaurant Sales Growth and Same-Restaurant Traffic Growth

THIRTEEN WEEKS ENDED		SAME-RESTAURANT SALES GROWTH		SAME-RESTAURANT TRAFFIC GROWTH		COMPARABLE RESTAURANT BASE
‘December 31, 2023	**	5.0%	**	(1.3)%	**	327
December 25, 2022		7.7%		(0.6)%		301
December 26, 2021		36.7%		31.9%		269
___________________
*Fourteen weeks ended December 31, 2023.
**Comparison to the 14 weeks ended January 1, 2023, is provided for enhanced comparability.